Exhibit 99.1

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UNITED STATES DISTRICT COURT

DISTRICT OF MASSACHUSETTS

)
	)	Civ. A. No. 1:13-cv-11157-DJC
IN RE: AVEO Pharmaceuticals, Inc. Securities Litigation	)
	)	CLASS ACTION
)
)

	)	Hon. Denise J. Casper
This Document Relates To	)
ALL CASES	)
)
)

ORDER OF FINAL APPROVAL AND FINAL JUDGMENT

THIS MATTER is before the Court upon Class Plaintiffs Robert Levine and William Windham’s Motion for Final Approval of Class Action Settlement (the “Motion”). The Court has carefully reviewed this Motion and the entire court file and is otherwise fully advised in the premises.

Class Plaintiffs Levine and Windham (collectively, “Class Plaintiffs”) have submitted for final approval a proposed settlement of this class action, which is unopposed by Defendants AVEO Pharmaceuticals, Inc., Tuan Ha-Ngoc, William Slichenmyer, and David Johnston (collectively, “Defendants”).

By an Order dated November 14, 2017, this Court certified the following Class: All persons or entities who purchased or acquired shares of AVEO common stock (ticker symbol AVEO) between May 16, 2012 and May 1, 2013, both dates inclusive. Excluded from the Class are (1) Defendants and their immediate families, (2) any entity in which Defendants have or had a controlling interest, (3) current and former officers, directors and employees of AVEO, and (4) the legal representatives, heirs, successors, or assigns of any excluded party.

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By an Order dated February 8, 2018, the Court ordered that the Notice of Proposed Settlement substantially in the form of Exhibit A-1 to the Stipulation be mailed no later than twenty (20) days of the entry thereof to each Class Member reasonably identifiable by the process outlined in the Order, together with a Proof of Claim form substantially in the form of Exhibit A-2 to the Stipulation. The Court further ordered that separate Summary Notice be published twice in a national business internet newswire, substantially in the form of Exhibit A-3 to the Stipulation.

On May 30, 2018, the Court conducted a Final Approval Hearing to determine:

a. Whether the Settlement, on the terms and conditions provided for in the Settlement Agreement, should be finally approved by the Court as fair, reasonable, and adequate;

b. Whether the proposed Plan of Allocation is fair, just, reasonable, and adequate;

c. Whether the Action should be dismissed on the merits and with prejudice as to the Defendants;

d. Whether the Court should permanently enjoin the assertion of any claims that arise from or relate to the subject matter of the Action;

e. Whether the application for attorneys’ fees and expenses to be submitted by Class Counsel in connection with the Final Approval Hearing to which the Defendants do not oppose should be approved; and

f. Whether the application for a reimbursement award to Class Plaintiffs to be submitted in connection with the final settlement hearing should be approved.

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Class Members were informed in the Notice of their right to exclude themselves from the settlement, of their right to object to the Settlement (or to the Plan of Allocation, request for award of attorneys’ fees and expenses or request for a reimbursement award). Class Members and all interested parties were afforded the opportunity to be heard. The Court has duly considered all of the submissions and arguments presented on the proposed Settlement and Stipulation thereof. After due deliberation and for the reasons set out below, the Court has determined that the Settlement and Stipulation thereof is fair, reasonable, and adequate and should therefore be approved.

Accordingly, after due consideration, it is

ORDERED AND ADJUDGED that Plaintiffs’ Unopposed Motion for Final Approval of Class Action Settlement [Dkt. No. 182] be approved and the same is hereby GRANTED as follows:

1. This Order of Final Approval and Final Judgment (the “Judgment”) incorporates by reference the definitions in the Stipulation, and all capitalized terms used in this Judgment that are not otherwise identified herein have the meanings assigned to them as set forth in the Stipulation.

1. The Court has jurisdiction over the subject matter of the Action and over all Parties to the Action, including all members of the Class.

2. On May 30, 2018, the Court held a Final Approval Hearing, after due and proper notice, to consider the fairness, reasonableness and adequacy of the proposed Stipulation. In reaching its decision in this Action, the Court considered the Stipulation, the Court file in this case, the presentation by Class Counsel on behalf of the Class Plaintiffs and other Class Members in support of the fairness, reasonableness and adequacy of the Settlement, and all other submissions.

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3. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, the Court hereby affirms its order maintaining the Class as defined in its November 14, 2017 Order.

4. In the Preliminary Approval Order (Dkt. No. 181), the Court preliminarily approved the Notice and found that the proposed form and content of the Notice to the Class Members satisfied the requirements of due process, as well as the Private Securities Litigation Reform Act of 1995 (“PSLRA”), 15 U.S.C. § 78u4(a)(7). The Court reaffirms that finding and holds that the best practicable notice was given to Class Members under the circumstances and constitutes due and sufficient notice of the Settlement, Stipulation in support thereof and Final Approval Hearing to all persons affected by and/or entitled to participate in the Settlement or the Final Approval Hearing. No Class Member is relieved from the terms of the Settlement, including the releases provided for therein, based on the contention or proof that such Class Member failed to receive actual or adequate notice. The Court finds that a full opportunity has been afforded to Class Members to object to the Settlement and/or to participate in the Final Approval Hearing. Furthermore, the Court hereby affirms that due and sufficient notice has been given to the appropriate State and Federal officials pursuant to the Class Action Fairness Act (“CAFA”), 28 U.S.C § 1715.

5. The Court has determined that the Settlement is fair, reasonable and adequate and is hereby finally approved in all respects. The Court has considered the submissions of the Parties, the discovery conducted in this case, and the Court file, all of which show that there remains a risk and uncertainty as to whether the Class Plaintiffs and the Settlement Class would ultimately prevail on their claims at trial and/or appeal, and the amount of damages they would recover if they did prevail. In light of this risk and uncertainty, and the response of Class Members to the proposed Settlement, the Court finds that the benefits available directly to the Class Members, as reflected in the settlement consideration set forth in ¶6 below, represent a fair, reasonable and adequate resolution.

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6. Defendants have agreed to pay or cause to be paid $15,000,000 in Settlement Cash and have agreed to issue or cause to be issued 2 million Settlement Warrants for the benefit of the Class. Among other things, the recovery of individual Class Members depends on the number of shares of AVEO common stock those Class Members purchased and sold, the timing and prices of those transactions, and the transactions of other Class Members who filed claims.

7. The Court finds that the proposed Plan of Allocation is fair, just, reasonable and adequate and is finally approved in all respects.

8. In addition to finding the terms of the proposed Settlement to be fair, reasonable and adequate, the Court determines that there was no fraud or collusion between the Parties or their counsel in negotiating the terms of the Settlement, and that all negotiations were made at arm’s length. Furthermore, the terms of the Stipulation make it clear that the process by which the Settlement was achieved was fair. Finally, there is no evidence of unethical behavior, want of skill or lack of zeal on the part of Class Counsel or counsel for Defendants.

9. This Judgment shall be binding on all Class Members, including Class Plaintiffs, except for the Class Members who filed timely and valid requests for exclusion, as listed on Exhibit 1, attached hereto. Further, the Action and Released Claims are hereby dismissed with prejudice as against Defendants and all Released Persons. The Parties are to bear their own costs, except as otherwise provided in the Stipulation.

10. Upon the Effective Date, Class Plaintiffs on behalf of each Class Member, shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever released, relinquished and discharged all Released Claims against the Released Persons, whether or not any individual Class Member executes and delivers the Proof of Claim.

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11. Upon the Effective Date, Class Plaintiffs and each Class Member and anyone claiming through or on behalf of any of them, by operation of this Judgment, shall be forever barred and enjoined from commencing, instituting or continuing to prosecute any action or any proceeding in any court of law or equity, arbitration, tribunal, administrative forum or other forum of any kind, asserting any of the Released Claims against any of the Released Persons, including Unknown Claims as defined in the Stipulation.

12. Upon the Effective Date, Defendants, on behalf of themselves and the Released Persons, shall hereby be deemed to have, and by operation of this Judgment shall have, fully, finally and forever, released, relinquished, settled and discharged the Class Plaintiffs, the members of the Class, or Class Counsel, from any claims related to the prosecution of this Action or transactions at issue in this Action, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting any such claims against any of them directly or indirectly.

13. In accordance with 15 U.S.C. § 78u-4(f)(7) and any other applicable law or regulation, any and all claims which are brought by any Person or entity against Defendants (a) for contribution or indemnification arising out of any Released Claims, or (b) where the damage to the claimant is measured by reference to the claimant’s liability to the Class Counsel or the Class, are hereby permanently barred and discharged. Any such claims brought by Defendants against any Person or entity (other than Persons or entities whose liability to Class Plaintiffs or the Class is extinguished by this Judgment) are likewise permanently barred and discharged. Notwithstanding the foregoing, nothing in this Judgment shall bar or otherwise affect any rights or claims of any Released Person under any directors’ and officers’ liability insurance or other applicable insurance coverage.

14. The Court finds and concludes that during the course of this Action, Defendants, Class Plaintiffs, and their respective counsel complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure. No Party or their respective counsel violated any of the requirements of Rule 11 of the Federal Rules of Civil Procedure with respect to any of the

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complaints filed in this Action, any responsive pleadings to any of the above complaints or any motion with respect to any of the above complaints. The Court further finds that Class Plaintiffs and Class Counsel adequately represented the Class Members for purposes of entering into and implementing the Settlement.

15. The Court hereby awards Class Counsel 30% of the gross cash and warrants in the Settlement Fund in attorneys’ fees, plus interest at the same rate as earned by the Settlement Fund. The Court also awards Class Counsel reimbursement of $338,085.72 of expenses in the aggregate. These awards are to be allocated in the sole discretion of Class Counsel.

16. The Court hereby awards Class Plaintiffs Levine and Windham reimbursement of $5,000.00 each for the time and expenses they incurred in prosecuting this action.

17. The attorneys’ fees and expenses approved by the Court herein shall be payable from the Settlement Fund to Class Counsel within five (5) business days after entry of this Judgment, notwithstanding the existence of any potential appeal or collateral attack on this Judgment. The reimbursement awards approved by the Court herein shall be payable from the Settlement Fund to the respective Class Plaintiffs within five (5) business days after the Effective Date.

18. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

19. If the Settlement is terminated as provided in the Stipulation or the Effective Date otherwise fails to occur, this Judgment shall be vacated, rendered null and void and be of no further force and effect, except as otherwise provided by the Stipulation, and this Judgment shall be without prejudice to the rights of the Parties, and the Parties shall revert to their respective positions in the Action immediately prior to their execution of the Stipulation as provided therein.

20. Nothing in this Judgment shall in any way impair or restrict the rights of the Parties to enforce the terms of the Stipulation.

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21. Without affecting the finality of this Judgment, the Court reserves continuing and exclusive jurisdiction over all matters relating to the administration, implementation, effectuation and enforcement of the Stipulation, the Settlement and this Judgment.

22. There is no just reason for delay in the entry of this Judgment and immediate entry by the Clerk of the Court is expressly directed pursuant to Rule 54(b) of the Federal Rules of Civil Procedure.

SO ORDERED in the District of Massachusetts on May 30, 2018.

/s/ Denise J. Casper
Denise J. Casper
UNITED STATES DISTRICT JUDGE
DENISE J. CASPER